UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  July 28, 2006

CARRIZO OIL & GAS, INC.
(Exact name of registrant as specified in its charter)

  Texas
000-29187-87
76-0415919

  (State or other jurisdiction of
(Commission
(I.R.S. Employer

  incorporation)
File Number)
Identification No.)

 1000 Louisiana Street  Suite 1500  Houston, Texas
77002

 (Address of principal executive offices)
(Zip code)

Registrant’s telephone number, including area code: (713) 328-1000

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On July 28, 2006, Carrizo Oil & Gas, Inc., a Texas corporation (the “Company” or “we”) announced that it had received commitments to purchase an aggregate of 1.35 million shares of the Company’s common stock, par value $0.01 per share (“Common Stock”), to institutional investors (the “Investors”) at a price of $26.00 per share in a private placement (the “Private Placement”). The number of shares to be sold is approximately 5.4% of the fully diluted shares outstanding before the offering. The net proceeds of the Private Placement, after deducting placement agents’ fees but before paying offering expenses, are expected to be approximately $33,696,000. We intend to use substantially all of these proceeds to fund in part our capital expenditure program for 2006, including our drilling programs in the Barnett Shale and onshore Gulf Coast areas, and for other corporate purposes.

In connection with the Private Placement, we entered into a Placement Agent Agreement (the “Placement Agent Agreement”) with a third party (the “Placement Agent”), pursuant to which the Company engaged the Placement Agent as its managing placement agent in the Private Placement. In consideration of the Placement Agent’s services under the Placement Agent Agreement, the Placement Agent is entitled to a fee equal to four percent of the gross proceeds of the Private Placement and reimbursement of up to $35,000 of its expenses in connection with the Private Placement. In certain situations, we are required to indemnify the Placement Agent, including without limitation, for certain liabilities under the Securities Act of 1933, as amended (the “Securities Act”).

Also in connection with the Private Placement, the Company entered into Subscription and Registration Rights Agreements (the “Subscription and Registration Rights Agreements”) with the Investors. The Subscription and Registration Rights Agreements provide registration rights with respect to the shares purchased in the Private Placement. We are generally required to file a resale shelf registration statement to register the resale of such shares under the Securities Act within 30 days of the closing of the Private Placement and to have the registration statement declared effective by the SEC within 120 days after it is filed. We are generally subject to specified penalties in the event the registration statement is not timely filed or declared effective or if we do not maintain the effectiveness of the registration statement. We are subject to certain covenants under the terms of the Subscription and Registration Rights Agreement, including the requirement that the registration statement be kept effective for resale of shares for two years. In certain situations, we are required to indemnify the Investors, including without limitation, for certain liabilities under the Securities Act.

Any securities described in this report that have been offered or are to be offered have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

On July 28, 2006, the Company issued a press release regarding the Private Placement which is attached hereto as Exhibit 99.1. In connection with the Private Placement we disclosed the following:

As previously announced, we entered into a credit agreement on May 25, 2006, with JPMorgan Chase Bank, National Association, as administrative agent, the lenders party thereto, and CCBM, Inc., as guarantor. The credit facility provides for a revolving credit facility up to the lesser of the borrowing base and $200 million. The credit facility matures on May 25, 2010. It is secured by substantially all of our assets and is guaranteed by two of our subsidiaries. The liens securing the credit facility are first in priority to the liens securing our existing second lien credit facility. The initial borrowing base is $40 million, and a special redetermination is scheduled to occur on August 1, 2006. The borrowing base will be redetermined by the lenders at least semi-annually on each May 1 and November 1, beginning November 1, 2006. Since May 25, 2006, we have drawn an aggregate of $20.0 million under the credit facility, approximately $7.5 million of which was used to repay in full existing indebtedness under our prior first lien credit agreement with CapitalOne Southcoast and Union Bank of California, N.A. and to pay associated transaction costs. The remaining proceeds are expected to be used to fund a portion of our ongoing capital expenditures program and for other general corporate purposes.

On June 30, 2006, Jack Bayless, Vice President of Land, terminated his employment agreement dated January 27, 2006 with us and left the Company.

Since May 2006, we acquired certain oil and gas leases (totaling approximately 36,297 acres) from Steven A. Webster, our chairman. The acquisition was made pursuant to a land option agreement between Mr. Webster and us dated January 25, 2006. Under the option agreement, Mr. Webster agreed to acquire oil and gas leases in areas where we are actively leasing or that we deem prospective. On or before the 90th day from the date that Mr. Webster acquires any lease in these areas, we have the option to acquire these leases from Mr. Webster for 110% of Mr. Webster’s purchase price or, on the 90th day, pay a non-refundable 10% option extension fee to add a second 90-day option period. On or before the end of this second 90-day option period, we have the option to pay Mr. Webster 110% of his original purchase price to acquire the lease. If, at the end of the second option period, we have not exercised its purchase option, Mr. Webster will retain ownership of the oil and gas leases. In addition to the cash payments described above, we will assign a one-half of one percent of 8/8ths overriding royalty interest (proportionally reduced to the actual net interest in any given lease acquired) on any lease we acquire from Mr. Webster in the first 90-day option period and a one percent of 8/8ths overriding royalty interest (also proportionally reduced) on any lease acquired from Mr. Webster in the second 90-day option period. The terms and conditions of this leasing arrangement with Mr. Webster are consistent with leasing arrangements the Company has entered into with other third parties. Since the effective date of the option agreement, Mr. Webster has acquired oil and gas leases (totaling approximately 49,926 acres) for $3,956,403, and we have made option extension payments of an aggregate $48,345 to Mr. Webster. We plan to acquire additional leases from Mr. Webster pursuant to the option agreement.

_______________________________

Certain statements in this Current Report, including without limitation those relating to the use of the proceeds of the borrowing base redetermination, refinancing our debt, future financings, land option transactions, effects of our Private Placement, closing of offering and other statements, that are not historical facts are forward looking statements that are based on current expectations. Although the Company believes that its expectations are based on reasonable assumptions, it can give no assurance that these expectations will prove correct. Important factors that could cause actual results to differ materially from those in the forward looking statements include the completion of the closing of the Private Placement, our results of operations, market conditions, issues regarding timing and effectiveness of our registration statement and other risks described in the Company’s Form 10-K/A for the year ended December 31, 2005 and its other filings with the Securities and Exchange Commission.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits.

Exhibit Number	Description

99.1	Press Release announcing pricing of private placement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARRIZO OIL & GAS, INC.

By:  /s/ Paul F. Boling
Name: Paul F. Boling
Title: Vice President and Chief Financial Officer

Date: July 28, 2006